UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2024

Cable One, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36863	13-3060083
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 E. Earll Drive, Phoenix, Arizona	85012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 364-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CABO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On June 13, 2024, Cable One, Inc. (the “Company”) announced to its employees that it is implementing certain organizational changes intended to enhance the Company’s ability to grow, retain and serve customers and streamline its operations. The organizational changes include (i) restructuring how the Company’s systems are managed geographically to help facilitate operational focus on customer growth and experience, market expansion and service delivery, network reliability and performance, brand awareness, and local presence in each of the Company’s regions; and (ii) streamlining the Company’s customer service organization to optimize functional management and better align with the Company’s service delivery model.

In connection with the announced changes, the Company expects to reduce its total employee headcount by approximately 4% and expects to incur aggregate pre-tax charges of approximately $7 million related to the headcount reduction, which are expected to constitute cash expenditures consisting of employee severance and other one-time termination benefits. Substantially all of the charges are expected to be incurred in the second quarter of 2024. Once the organizational changes are fully implemented, the Company expects to achieve approximately $14 million of annual run-rate cost savings.

The implementation of the organizational changes, the planned headcount reductions, the timing and estimated charges associated with the changes, and the estimated future cost savings in each case as noted above are subject to certain assumptions and risks. Should underlying assumptions prove incorrect or risks materialize, actual amounts and timing may differ materially from those expected.

The information furnished in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This current report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify forward-looking statements by the words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would”  or the negative version of these words or other comparable words. Any statements in this current report regarding the announced organizational changes, including the planned headcount reductions, the timing and estimated charges associated with the changes, expected benefits from the changes, and estimated future cost savings, and any other statements that are not historical facts are forward-looking statements. Such forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the risk that the Company may not be able to implement the organizational changes as currently planned or within the time periods currently anticipated, the impact of the headcount reduction on the Company’s business, the risk that the Company’s cost saving efforts may not be successful, the risk of unanticipated charges not currently contemplated that may occur as a result of the organizational changes, and other factors described under “Risk Factors” in the Company’s annual report on Form 10-K for the period ended December 31, 2023 and the Company’s other filings with the Securities and Exchange Commission. Each forward-looking statement contained herein speaks only as of the date of this current report, and the Company undertakes no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cable One, Inc.

By:	/s/ Peter N. Witty
	Name:	Peter N. Witty
	Title:	Chief Legal and Administrative Officer

Date: June 13, 2024